Exhibit 4.20

UNION PLANTERS CORPORATION

and

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of November 24, 2003

     Supplement to Indenture dated as of November 24, 2003
(Senior Debt Securities)

SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE, dated as of November 24, 2003, by and between UNION PLANTERS CORPORATION, a Tennessee corporation (hereinafter called the “Company”), having its principal office at 6200 Poplar Avenue, Memphis, Tennessee 38119 and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking corporation (hereafter called the “Trustee”), having a Corporate Trust Office at c/o 1 Bank One Plaza, Suite IL1-0823 Chicago, Illinois 60670-0823, as Trustee under the Indenture (as hereinafter defined).

RECITALS

     WHEREAS, the Company and the Trustee have entered into an Indenture (hereinafter called the “Indenture”), dated as of even date herewith, providing for the issuance by the Company from time to time of its senior debt securities;

     WHEREAS, no Securities have been issued under the Indenture and there do not currently exist any Holders;

     WHEREAS, the Company desires to issue a series of senior debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

     WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

     WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Pricing Committee established and granted the authority to do so by the Board of Directors of the Company;

     WHEREAS, concurrently with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

     WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

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ARTICLE ONE

CREATION OF THE NOTES

     Section 1.1. Designation of Series. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its debt securities designated as the “4 3/8% Notes due 2010” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

     Section 1.2. Form and Denomination of Notes. The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note and in the Indenture, as supplemented by this Supplemental Indenture. The Stated Maturity of the Notes shall be December 1, 2010. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

     Section 1.3. Limit on Amount of Series. The Notes shall not exceed U.S.$1,500,000,000 in aggregate principal amount of the Notes. The Notes, may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the delivery of a Company Order.

     Section 1.4. No Sinking Fund. No sinking fund will be provided with respect to the Notes.

     Section 1.5. Notes Not Convertible or Exchangeable. The Notes will not be convertible or exchangeable for other securities or property.

     Section 1.6. Issuance of Notes; Selection of Depository. The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be DTC.

     Section 1.7. No Additional Amounts. No Additional Amounts shall be payable with respect to the Notes.

     Section 1.8. Issuance of Additional Notes. From time to time subsequent to the date hereof, without the consent of the Holders of the Notes, the Company may create and issue additional Notes (the “Additional Notes”) under the terms of the Indenture and this Supplemental Indenture (and without need to execute any additional supplemental indenture). The Additional Notes shall be issued as part of the existing series of Notes issued pursuant to this Supplemental Indenture and shall have terms identical in all material respects (except for the initial interest accrual date and the first Interest Payment Date) to any Outstanding Notes and shall be treated together with any Outstanding Notes as a single issue of Notes. Any Additional Notes issued hereunder shall rank equally and ratably with the Notes originally issued pursuant to this Supplemental Indenture, shall have the same CUSIP number and shall trade interchangeably with such Notes and shall otherwise constitute Notes for all other purposes hereof. Any Additional Notes may be issued pursuant to authorization provided by one or more Board Resolutions. No Additional Notes shall be issued at any time that there is an Event of Default under the Indenture with respect to the Notes that has occurred and is continuing.

ARTICLE TWO

APPOINTMENT OF THE TRUSTEE FOR THE NOTES

     Section 2.1. Appointment of Trustee; Acceptance by Trustee. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes. By execution, acknowledgment and delivery of this Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this Supplemental Indenture.

     Section 2.2. Rights, Powers, Duties and Obligations of the Trustee. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

ARTICLE THREE

DEFINITIONS

     Section 3.1. Definition of Terms. Unless otherwise provided herein or unless the context otherwise requires:

(a)	a term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)	a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)	the singular includes the plural and vice versa;

(d)	headings are for convenience of reference only and do not affect interpretation; and

(e)	notwithstanding anything in the Indenture to the contrary, the following terms have the meanings given to them in this Section 3.1(e):

“Principal Subsidiary Bank” means any Subsidiary, including its Subsidiaries, which (1) is principally engaged in the banking business, and (2) meets any of the following conditions: (i) the Company’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 30% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 30% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) the Company’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 30% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X, promulgated under the Securities Act) of the Company.

“State” means any of the various States of the United States of America.

“Wholly Owned Subsidiary” means a Subsidiary of which all of the outstanding voting stock (other than directors’ qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company.

ARTICLE FOUR

COVENANTS

     Pursuant to Section 201, Section 301(15)(b) and Section 301(26) of the Indenture, Section 1013 of the Indenture shall not apply to the Notes and, in addition to the other covenants of the Company contained in the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

     Section 4.1. Limitation upon Disposition of Voting Stock of Principal Subsidiary Bank. Subject to Article 8 of the Indenture, the Company will not sell, assign, transfer or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (other than directors’ qualifying shares) of any Principal Subsidiary Bank and will not permit any Principal Subsidiary Bank to issue (except to the Company) any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of any Principal Subsidiary Bank, except for sales, assignments, transfers or other dispositions that:

(a)	are for fair market value on the date thereof, as determined by the Board of Directors of the Company (which determination shall be conclusive) and, after giving effect to such disposition and to any possible dilution, the Company will own not less than 80% of the shares of Voting Stock of such Principal Subsidiary Bank then issued and outstanding free and clear of any security interest;

(b)	are made in compliance with an order of a court or regulatory authority of competent jurisdiction, as a condition imposed by any such court or authority permitting the acquisition by the Company, directly or indirectly, of any other banking institution or entity the activities of which are legally permissible for a bank holding company or a subsidiary thereof to engage in, or as an undertaking made to such authority in connection with such an acquisition;

(c)	are made where such Principal Subsidiary Bank, having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and interest on the Notes; or

(d)	are made to the Company or any Wholly Owned Subsidiary if such Wholly Owned Subsidiary agrees to be bound by this covenant and the Company agrees to maintain such Wholly Owned Subsidiary as a Wholly Owned Subsidiary.

     Notwithstanding the foregoing, any Principal Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or the District of Columbia if, after giving effect to such merger or consolidation, the Company or any Wholly Owned Subsidiary owns at least 80% of the Voting Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto and treating any such resulting institution thereafter as a Principal Subsidiary Bank and as a Subsidiary for purposes of the Indenture, no Event of Default, and no event that, after the giving of notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

     Section 4.2. Limitation upon Creation of Liens on Voting Stock of Significant Subsidiaries. The Company will not, and it will not permit any Subsidiary at any time directly or indirectly to, incur, issue, assume or guarantee any Debt for borrowed money secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Significant Subsidiary without making effective provision whereby the Outstanding Notes (and, if the Company so elects any other Debt of the Company ranking on a parity with the Notes) shall be secured equally and ratably with such secured Debt; provided, however, that the foregoing covenant shall not apply to any Debt secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary; and provided further, however, that the foregoing covenant shall not be applicable to liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $5,000,000 in amount, liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involve claims of less than $5,000,000, or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds.

     If the Company shall hereafter be required to secure the Notes equally and ratably with any other Debt of the Company pursuant to this Section, (i) the Company will promptly deliver to the Trustee an Officers’ Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the holders of the Notes so secured.

ARTICLE FIVE

DEFEASANCE

     Section 5.1. Defeasance Applicable to Notes. Pursuant to Section 301(19) and Section 1401 of the Indenture, provision is hereby made for both (i) defeasance of the Notes under Section 1402 of the Indenture and (ii) covenant defeasance of the Notes under Section 1403, in each case, upon the terms and conditions contained in Article Fourteen of the Indenture.

ARTICLE SIX

MISCELLANEOUS

     Section 6.1. Application of Supplemental Indenture. Each and every term and condition contained in the Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.

     Section 6.2. Benefits of Supplemental Indenture. Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself, himself or herself as the case may be, of any benefit under any provision of the Indenture or this Supplemental Indenture.

     Section 6.3. Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

     Section 6.4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 6.5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 6.6. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 6.7. Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 6.8. Satisfaction and Discharge. The Company shall be deemed to have satisfied all of its obligations under this Supplemental Indenture upon compliance with the provisions of Section 1402 of the Indenture relating to defeasance of the Notes, to the extent set forth in Section 1401.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

UNION PLANTERS CORPORATION

Dated: November 24, 2003	By: /s/ John T. Crawford Name: John T. Crawford, Jr. Title: Executive Vice President and Treasurer

[Corporate Seal]

Attest: /s/ E. James House, Jr. Name: E. James House, Jr. Title: General Counsel and Corporate Secretary

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION not in its individual capacity, but solely as Trustee

Dated: November 24, 2003	By: /s/ Benita A. Pointer Name: Benita A. Pointer, CCTS Title: Account Executive and Vice President

[Corporate Seal]

Attest: /s/ Janice Otto Rotunno Name: Janie Otto Rotunno Title: Vice President

EXHIBIT A TO SUPPLEMENTAL INDENTURE

FORM OF NOTE

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

     THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”) OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE BASE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

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UNION PLANTERS CORPORATION

4 3/8% NOTE DUE 2010

No._______________	U.S. $[________]

CUSIP NO. [____]

ISIN NO. [____]

COMMON CODE [____]

     UNION PLANTERS CORPORATION, a corporation duly organized and existing under the laws of the State of Tennessee (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., the principal sum of [__________] United States Dollars (U.S.$[ __________  ] ) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Notes under this series of Notes, shall not exceed U.S. $1,500,000,000 in the aggregate at any time, all of which shall be represented hereby) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on December 1, 2010 and to pay interest thereon, from and including November 24, 2003, or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 in each year (each, an “Interest Payment Date”), commencing June 1, 2004, at the rate of 4.375% per annum, until the principal hereof is due, and at the rate of 4.375% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture.

     Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Memphis, Tennessee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account. The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

UNION PLANTERS CORPORATION

[Corporate Seal]

By:___________________

Name: John T. Crawford, Jr. Title: Executive Vice President and Treasurer

Attest:____________________

Name: E. James House, Jr. Title: General Counsel and Corporate Secretary

(Trustee’s Certificate of Authentication)

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:_______________________________
Authorized Officer

[FORM OF REVERSE]

     This Note is one of a duly authorized issue of Securities of the Company designated as its “4 3/8% Notes due 2010” (herein called the “Notes”), limited in aggregate principal amount to U.S. $1,500,000,000, issued and to be issued under an Indenture, dated as of November 24, 2003 (herein called the “Base Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and a Supplemental Indenture, dated as of November 24, 2003, between the Company and the Trustee (the “Supplemental Indenture;” the Base Indenture, as modified and supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

     No sinking fund is provided for the Notes. The Notes are not subject to redemption, in whole or in part, or repayment at the option of the Holder, prior to the Stated Maturity of the Notes.

     In any case where the due date for the payment of the principal of or interest on this Note at any Place of Payment as the case may be, is not a Business Day, then payment of principal of, or interest on this Note need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment and, provided that so long as such payment is made on or by the next succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such date.

     If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes that are Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes that are Outstanding. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal of or interest on this Note or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Memphis, Tennessee (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in this Note or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder thereof and as part of the consideration for this Note.

     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties (Cust)
TEN ENT	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-	______________________Custodian ____________
(Custodian) (Minor) under Uniform Gifts to Minors Act____________
(State)

     Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

     For value received    hereby sell(s), assign(s) and transfer(s) unto    (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints    as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s):	Dated:

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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